Exhibit 10.1
PROMISSORY NOTE

Lender:

Atlantic Union Bank
111 Franklin Road, Suite 110
Roanoke, VA 24011
Attention: Commercial Banking Roanoke Valley

Principal Amount: $14,000,000.00 Date of Note: June 12, 2019

PROMISE TO PAY.    RGC MIDSTREAM, LLC ("Borrower") promises to pay, without offset, to ATLANTIC UNION BANK ("Lender"), or order, in lawful money of the United States of America, the principal sum of Fourteen Million and No/100 Dollars ($14,000,000.00), together with interest on the unpaid principal balance from the date of this Note until paid in full, at the rate or rates stated in this Note, calculated as described in the "INTEREST CALCULATION METHOD" paragraph.

DEFINITIONS. Capitalized terms used in this Note and not otherwise defined have the meanings given them in the Loan Agreement dated the date of this Note (the "Loan Agreement") between the Borrower and the Lender. For purposes of this Note:

"Applicable Margin" means 1.15%.

"Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banking institutions are not authorized to close under the laws of Virginia; provided, that "Business Day" shall exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

"Interest Period" means the period commencing on the date of this Note and ending on July 1, 2019, and each one month period ending on the same day of each next succeeding calendar month thereafter; provided, that if an Interest Period would end on a day other than a Business Day, such Interest Period shall end on the next succeeding or next preceding Business Day, as determined by Lender in its sole discretion.

"LIBOR" means, for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate of interest which is identified and published by Bloomberg Professional Service as the offered rate for loans in U.S. Dollars for the applicable Interest Period as of 11:00 a.m. (London time) on the second Business Day immediately preceding the first day of the applicable Interest Period, as adjusted from time to time by the Lender to account for Statutory Reserve Requirements, if any, applicable to any Loan for such Interest Period. Notwithstanding the foregoing, if the LIBOR as described in the preceding sentence is not available or published for the specified date, or if Lender determines in good faith that the LIBOR as described in the preceding sentence no longer accurately reflects the rate available to Lender in the London interbank market, then Lender may, in its sole discretion, select a replacement index from which to obtain LIBOR or determine LIBOR by such alternate method as reasonably selected by Lender. Each determination of the applicable LIBOR by Lender shall be conclusive and binding.

"Statutory Reserve Requirements" means reserve requirements then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for "Eurocurrency Liabilities" (as defined therein).

INTEREST RATE. The outstanding principal of this Note bears interest at a rate per annum equal to LIBOR for the Interest Period then in effect plus the Applicable Margin; however, in no event will the interest rate on this Note be less than 1.15% per annum.

The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section of this Note or as provided in the Loan Agreement.

Borrower acknowledges and agrees that Lender may make loans based on interest rates other than the LIBOR as determined herein. The LIBOR is not necessarily the lowest rate, or the basis for the lowest rate, charged by Lender on its loans.

PAYMENT. Principal of and interest on this Note shall be due and payable in accordance with the following:

The amount of accrued but unpaid interest on this Note shall be due on the last day of each Interest Period; and

On June 12, 2026, the entire indebtedness evidenced by this Note, including all outstanding principal and accrued but unpaid interest, shall be due and payable.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. This Note is subject to prepayment by the Borrower in accordance with, and to the extent stated in, the Loan Agreement.

LATE CHARGE. If a payment is 8 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT.     Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement.

INTEREST AFTER DEFAULT. Upon default hereunder, including failure to pay upon final maturity, the interest rate on this Note shall be increased by 2.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Virginia without regard to its conflicts of law provisions. This Note has been accepted by Lender in the Commonwealth of Virginia.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $32.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Plan accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

HEDGE OBLIGATIONS. This Note further constitutes a promise to repay all obligations incurred by Borrower under any Swap Contract or similar agreement now or later entered into between the Lender and the Borrower, including any Schedule to it and any Confirmations issued in connection with it, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign exchange transaction, cross currency rate swap, currency option, any combination of or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices.

INDEMNITY. Without limitation of any other indemnity provided in the Loan Agreement, Borrower agrees to indemnify and hold Lender harmless from any and all claims, demands, losses, liabilities, expenses, and obligations now or hereafter incurred by Lender arising from (i) any claim by any person alleging that Lender is responsible for any act or omission of Borrower or any third party in connection with any Swap Contract between Borrower and Lender; (ii) Borrower's breach of any Swap Contract; (iii) Borrower's violation of any law applicable to any Swap Contract; and

(iv) any fraudulent, wrongful, or negligent act or omission of Borrower, or any of its employees, agents, independent contractors or customers, in connection with any Swap Contract. The Borrower further agrees that the foregoing indemnity shall survive termination and expiration of this Note and any Swap Contract.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

RGC MIDSTREAM, LLC

By: /s/ John S. D'Orazio (Seal)
Name: John S. D'Orazio
Title: President

By: /s/ Paul W. Nester (Seal)
Name: Paul W. Nester
Title: Chief Financial Officer

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